EXHIBIT 10.13

OPEN-END MORTGAGE AND SECURITY AGREEMENT

TO SECURE PRESENT AND FUTURE LOANS

UNDER CHAPTER 25 OF TITLE 34 OF THE GENERAL LAWS

KNOW ALL MEN BY THESE PRESENTS, That Faith Realty, LLC, a Rhode Island limited liability company with its principal place of business located at 582 Great Road, North Smithfield, Rhode Island (the “Mortgagor”), for consideration paid to the Mortgagor by Bank of America, N.A., a national banking association with a place of business located at 111 Westminster Street, Providence, Rhode Island 02903 Attention: David J. Angell (the “Mortgagee”), the receipt of which is hereby acknowledged, does hereby grant to the Mortgagee the following described real estate and other property:

I. LAND: All the land in the City of Woonsocket, County of Providence, State of Rhode Island, more particularly described in Exhibit A attached hereto and hereby made a part hereof (the “Premises”).

II. IMPROVEMENTS AND OTHER PROPERTY: All buildings and improvements now or hereafter situated upon the Premises, together with all fixtures now or hereafter owned by the Mortgagor or in which the Mortgagor has an interest (but only to the extent of such interest) and placed in or upon the Premises or the buildings or improvements thereon or used in the maintenance or leasing of said buildings or improvements (the “Improvements”).

III. EASEMENTS: Any easement, bridge or right of way, contiguous to or adjoining the Premises and the Improvements thereon, and all other easements, if any, inuring to the benefit of the Premises.

IV. EQUIPMENT AND FIXTURES: All equipment used in the maintenance or cleaning of the Improvements and fixtures of every kind and description now or hereafter owned by the Mortgagor or in which the Mortgagor has any interest (but only to the extent of such interest) and situated or to be situated upon or in, or used in connection with the operation of, the Premises or the Improvements, together with any renewals, replacements or additions thereto, substitutions therefor and proceeds thereof (collectively the “Personal Property and Fixtures”).

The property hereby granted and conveyed is hereinafter generally referred to as the “Mortgaged Property”.

SUBJECT, HOWEVER, to those encumbrances described on Exhibit B attached hereto and hereby made a part hereof.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, and its successors and assigns forever, together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining thereto, whether now owned or acquired hereafter, with the reversions, remainders, rents, issues, incomes and profits thereof, and all of the estate, right, title, interest and claim whatsoever which the Mortgagor now has or which it may hereafter acquire in and to the Mortgaged Property.

This conveyance is made for the purpose of securing:

(A) Payment of the principal and interest evidenced by that certain secured promissory note of the Mortgagor payable to the order of the Mortgagee of even date herewith in the amount of Three Million One Hundred Forty-Five Thousand Dollars ($3,145,000), as said note may hereafter be amended, extended, or modified (the “Note”), which indebtedness will include future advances which will be advanced from time to time from and after the date hereof, and all obligations arising from Hedging Contracts and Hedging Obligations, as such terms are defined in the Note, with respect to the indebtedness evidenced by the Note.

(B) Performance of each and every obligation of the Mortgagor contained herein and in the Note.

(C) Performance by the Mortgagor of all of its obligations and payment of any amounts due under that certain Construction Loan Agreement of even date between the Mortgagor and the Mortgagee, together with any amendment or modification thereof (the “Loan Agreement”).

The Note, the Loan Agreement, and all documents executed by the Mortgagor in connection therewith, including, but not limited to, other documents securing the Notes, shall hereinafter be referred to as the “Loan Documents”. At no time shall the unpaid principal balance of the indebtedness secured by this Mortgage exceed Three Million One Hundred Forty-Five Thousand Dollars ($3,145,000).

The Mortgagor hereby covenants and agrees with the Mortgagee:

1. That the Mortgagor is the true, sole and lawful owner of the Mortgaged Property; that the Mortgagor is lawfully seized and possessed of the Mortgaged Property in fee simple; that the Mortgaged Property is free from all encumbrances, except as set forth in Exhibit B attached hereto; and that the Mortgagor has good right, full power and lawful authority to sell and convey the Mortgaged Property to the Mortgagee.

2. That the Mortgagor will warrant and defend the Mortgaged Property to the Mortgagee forever against the lawful claims and demands of all persons, except as aforesaid.

3. That the Mortgagor, in case a sale shall be made under the power of sale hereafter contained, will, upon request, execute, acknowledge and deliver to the purchaser or purchasers such deed or deeds confirmatory of said sale as may be required.

4. That the Mortgagor shall not cause or permit strip or waste.

5. That the Mortgagor shall pay to the Mortgagee all reasonable costs, fees and expenses (including reasonable counsel fees) suffered or incurred by the Mortgagee in the enforcement, exercise or defense of its rights or powers hereunder or in collecting the indebtedness hereby secured, and all taxes and assessments of every kind and nature assessed, imposed or constituting a lien upon this Mortgage or upon the Mortgagee in respect to this Mortgage, the Loan Documents or the indebtedness evidenced hereby and thereby, whether under statutes now in force or that may be hereafter enacted, and any sums expended by the Mortgagee in making any repairs to the Mortgaged Property which the Mortgagee, at its option but without obligation to do so, may make in keeping the Mortgaged Property in good condition and repair, all of which sums shall be secured by this Mortgage and shall bear interest at the same rate provided in the Revolving Note until payment thereof.

6. That no waiver, forbearance, extension of time or indulgence shown by the Mortgagee to the Mortgagor or any other person now or hereafter interested herein or in the Mortgaged Property or in the Loan Documents with respect to any combination of conditions, covenants or agreements on the part of the Mortgagor to be paid, performed or observed as set forth or referred to herein or in the Loan Documents will affect the right of the Mortgagee thereafter to require payment, performance or observance of the same or of any other covenant, condition or agreement.

7. That the Mortgagor does hereby assign to the Mortgagee all rents due or to become due in the future from the occupants of the Mortgaged Property, or any part thereof, on any existing or future lease or tenancy, hereby constituting and appointing the Mortgagee its true and lawful attorney, with full power of substitution and revocation, to sue for and collect the same at any time and from time to time when any default exists hereunder.

8. That the Mortgagor shall not further mortgage, pledge, hypothecate, sell, assign or otherwise transfer the Mortgaged Property, or any part thereof, without the prior written consent of the Mortgagee; provided, however, that the Mortgagor may sell or otherwise transfer the Mortgaged Property to Summer Infant, Inc., a Rhode Island corporation, subject to this Mortgage, without the prior written consent of the Mortgagee but upon prior written notice to Mortgagee.

9. That the Mortgagor shall pay (a) the indebtedness secured hereby in accordance with the terms of the Loan Documents; (b) all taxes and assessments of every nature levied or to be levied upon the Mortgaged Property prior to the full payment and discharge of said indebtedness, whether under any present or future law; (c) all premiums for insurance maintained upon the Mortgaged Property; (d) all water rates and other expenses hereby secured as herein provided; and (e) all indebtedness to third parties authorized by the Mortgagee and secured by the Mortgaged Property.

10. That the Mortgagor shall keep and maintain insurance against loss by fire and by such other hazards, casualties and contingencies, and public liability insurance, in such amounts, for such periods, in such form and with such company or companies as the Mortgagee or other holder of this Mortgage may at any time and from time to time specify, and shall pay promptly when due all premiums on such insurance. The Mortgagor shall make all policies of insurance payable in case of loss to the Mortgagee and shall name the Mortgagee as additional insured, by clauses satisfactory to the Mortgagee, and shall deliver the policies to the Mortgagee. The Mortgagee or other holder of this Mortgage for the time being is hereby made, constituted and appointed the true and lawful attorney irrevocable of the Mortgagor to demand, adjust, sue for, compromise and collect any and all losses which may occur under any such insurance and to give releases for any and all sums received in settlement of such losses, and to apply the same, after deducting any expenses incurred in connection therewith, upon the mortgage indebtedness secured hereby, whether or not then due, or in reimbursement for any taxes, assessments, insurance premiums or other sums paid by the Mortgagee, or to the cost of replacing or repairing the damaged Improvements. In the event of foreclosure under this Mortgage or other transfer of the title to the Mortgaged Property in satisfaction of the indebtedness secured hereby, or any part thereof, all right, title and interest of the Mortgagor in and to any insurance policies, or to any refund or return of premiums or dividends thereon, shall pass to the Mortgagee, and the Mortgagee may surrender said policies and collect any sums due thereon, or may, at its option, transfer its right, title and interest in said policies and the proceeds thereof to any purchaser of the Mortgaged Property; provided that any sums received on said policies by way of refunds, dividends or otherwise, shall be applied on account of the indebtedness secured hereby and any surplus paid over as a surplus on foreclosure. If the Mortgagor fails to provide such insurance or to pay the premiums thereon, the Mortgagee may effect such insurance or pay the premiums thereon, and all premiums so paid shall be secured by this Mortgage and shall bear interest at the rate provided upon the indebtedness secured hereby until payment thereof.

11. That (a) if by reason of any damage or destruction to the Mortgaged Property, any sums are paid under any insurance policy mentioned in or contemplated by Section 10 hereof, such sums (after deducting all expenses, including reasonable legal fees, incurred by the Mortgagee in the enforcement, settlement, collection and handling of any claim for such damage or destruction) shall be paid as follows:

(1) If the aggregate net insurance proceeds received by reason of any single instance of such damage or destruction shall be Five Hundred Thousand Dollars ($500,000) or less, such insurance proceeds shall be paid over, subject to the terms of this Section 11, to the Mortgagee and the Mortgagor jointly or, at the option of the Mortgagee, to the Mortgagor alone, to be held as a trust fund to be used first for the payment of the entire cost of restoring, repairing, rebuilding or replacing the damaged or destroyed Mortgaged Property before using the same for any other purpose; provided, however, that if any event of default shall exist hereunder at the time such proceeds are so to be paid over, such proceeds shall be paid over to the Mortgagee alone, to be applied in the Mortgagee’s discretion to the payment of the indebtedness secured hereby or the repair of the Mortgaged Property;

(2) If the aggregate insurance proceeds received by reason of any single instance of such damage or destruction shall exceed Five Hundred Thousand Dollars ($500,000), such proceeds shall be paid to the Mortgagee alone, to be applied toward reimbursement of all costs and expenses of the Mortgagee in collecting such proceeds, and, at the option of the Mortgagee, either toward payment of the indebtedness secured hereby or any portion thereof, whether or not due and payable, or to the repair, restoration, rebuilding or replacement of that part of the Mortgaged Property so damaged or destroyed;

(3) If insurance proceeds are to be applied to the restoration of the Mortgaged Property, such restoration shall be done subject to the following conditions:

(i) the Mortgagor shall submit to the Mortgagee plans and specifications and a budget of all costs for such restoration, which items shall be satisfactory to the Mortgagee;

(ii) at any time and from time to time, to the extent the estimated cost of completion of such restoration exceeds then available insurance proceeds during such restoration, the Mortgagor shall deposit with the Mortgagee the amount of such deficiency or otherwise demonstrate the availability of funds for such deficiency within twenty (20) days after demand by the Mortgagee;

(iii) the deficiency referred to in clause (ii) of this Section 11(a)(3) shall be spent on such restoration of the Mortgaged Property prior to use of insurance proceeds for such restoration;

(iv) the Mortgagee shall determine, in its sole discretion, that such restoration can be accomplished on or prior to the maturity date of the Note; and

(v) such proceeds shall be disbursed subject to such other reasonable terms and conditions as the Mortgagee shall require.

(b) Nothing contained herein shall relieve the Mortgagor of its duty to pay all installments of principal and interest and to make all other payments called for or required by the Note subsequent to the occurrence of any fire or other casualty.

12. That the Mortgagor shall keep and maintain the exterior and interior of the Mortgaged Property at all times until full payment and discharge hereof, in as good condition and repair as the same now are or may hereafter be put in, normal wear and tear and damage by casualty excepted, but without making any material alterations thereto unless the consent in writing of the Mortgagee has first been obtained, which consent shall not be unreasonably withheld, and shall permit the Mortgagee and its officers, agents and servants, to enter upon the Mortgaged Property at all reasonable times upon reasonable prior notice during normal business hours to view and inspect the same.

13. That the Mortgagee may pay all taxes, assessments, water rates or insurance premiums not paid by the Mortgagor when due, and all of such sums shall be immediately repaid unless otherwise provided and until repaid shall be secured by this Mortgage and shall bear interest at the same rate as provided in the Revolving Note until paid, and, together with such interest, shall be a further lien upon the Mortgaged Property.

14. That in the event the Mortgaged Property or any part thereof shall be taken or condemned for public or quasi-public purposes by the proper authorities, the Mortgagor shall have no claim against the award for damages superior to that of the Mortgagee, or be entitled to any portion of the award until the indebtedness secured hereby shall be paid in full. All rights of the Mortgagor to such damages, or such awards, are hereby assigned to the Mortgagee to the extent that any of the indebtedness secured hereby remains unpaid. The Mortgagor, however, shall have the right to appeal such award, at its own expense, to a court of competent jurisdiction.

15. That the term “Mortgagor” wherever used herein and any pronoun referring thereto shall be construed in the singular, plural, masculine, feminine or neuter in accordance with the manner in which this instrument is executed, and whenever the context hereof permits, said tern shall be deemed to include his, her, its or their heirs, executors, administrators, successors and assigns. The term “Mortgagee” shall be deemed to include the successors and assigns of the Mortgagee.

16.(a) That for the purpose of this Mortgage, the term “Hazardous Materials” shall mean any “oil”, “hazardous material”, “hazardous wastes” or “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended or in any other federal, state or local law governing the existence, release, generation, storage or disposal of any Hazardous Materials, and the regulations adopted pursuant thereto (collectively, the “Hazardous Waste Laws”), and shall include, without limitation (whether or not included in the definition contained in said laws), petroleum, solvents, asbestos and other chemicals which would be materially dangerous to the environment or to human beings.

(b) That the Mortgagor does hereby warrant and represent to the Mortgagee that the Mortgagor (i) has never released, generated, stored or disposed of any Hazardous Materials on the Mortgaged Property in violation of any Hazardous Waste Laws, (ii) is not aware of the existence, release or threat of release of any Hazardous Materials on the Mortgaged Property in violation of any Hazardous Waste Laws except as disclosed in writing to the Mortgagee prior to the date hereof, and (iii) has not received any notice, order, claim or demand from any governmental authority with respect to the existence, release or threat of release of any Hazardous Materials.

(c) (i)	That the Mortgagor shall not release, generate or dispose of any Hazardous Materials on the Mortgaged Property or on any properties adjacent to the Mortgaged Property in violation of any Hazardous Waste Laws;

(ii)	That in the event that any Hazardous Materials are found on the Mortgaged Property, the Mortgagor shall immediately contain and remove the same in compliance with and to the extent required by all Hazardous Waste Laws; and

(iii)	That in general, the Mortgagor shall ensure that all of its properties and operations, and those of its lessees, are in material compliance with all Hazardous Waste Laws.

(d) That the Mortgagor agrees to indemnify and hold the Mortgagee harmless from and against any and all claims, liabilities, costs and expenses incurred by the Mortgagee, including attorneys’ fees and costs of litigation, arising from the release, existence or removal of, whether now or hereafter and whether before or after payment in full of the obligations under the Loan Documents, any Hazardous Materials on the Mortgaged Property in violation of any Hazardous Waste Laws caused by the Mortgagor. This indemnification shall survive the indebtedness secured hereby, notwithstanding any cancellation or discharge of this Mortgage.

(e) That the Mortgagee, at its election, upon a reasonable belief that there has been a violation of any Hazardous Waste Laws, and with notice, may at any time and from time to time, whether or not an Event of Default shall exist under the Loan Documents, cause one or more environmental site assessments of the Mortgaged Property to be undertaken. Environmental site assessments may include a detailed visual inspection of the Mortgaged Property, including, without limitation, all storage areas, storage tanks, drains, dry wells and leaching areas, as well as the taking of soil samples, surface water samples and ground water samples, and such other investigation or analysis as is necessary or appropriate for a complete assessment of the compliance of the Mortgaged Property and the use and operation thereof with all Hazardous Waste Laws. If any such environmental site assessment concludes that there has been a violation of any Hazardous Waste Law, then such environmental site assessment shall be at Mortgagor’s expense. If any such environmental site assessment concludes that there has not been a violation of any Hazardous Waste Law, then such environmental site assessment shall be at Mortgagee’s expense.

(f) That the Mortgagee, at its election and in its sole discretion and with notice, may (but shall not be obligated to) cure any failure on the part of the Mortgagor or any occupant of the Mortgaged Property to comply with the Hazardous Waste Laws, including, without limitation the following:

(i)	arrange for the cleanup or containment of Hazardous Materials found in or on the Mortgaged Property and pay for such cleanup and containment costs and costs associated therewith;

(ii)	pay on behalf of the Mortgagor or any occupant of the Mortgaged Property, any fines or penalties imposed on the Mortgagor or any occupant by any federal, state or local governmental agency or authority in connection with such Hazardous Materials; and

(iii)	make any other payment or perform any other act which may prevent a release of Hazardous Materials, facilitate the cleanup thereof and/or prevent a lien from attaching to the Mortgaged Property.

Any partial exercise by the Mortgagee of the remedies hereinabove set forth or any partial undertaking on the part of the Mortgagee to cure the failure of the Mortgagor or any occupant of the Mortgaged Property to comply with the Hazardous Waste Laws, shall not obligate the Mortgagee to complete the actions taken or require the Mortgagee to expend further sums to cure the Mortgagor’s or any such occupant’s noncompliance; neither shall the exercise of any such remedies operate to place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Mortgaged Property, or make the Mortgagee the “owner” or “operator” of the Mortgaged Property or a “responsible party” within the meaning of the Hazardous Waste Laws.

Any amounts paid or costs incurred by the Mortgagee as a result of any of the above, together with interest thereon at the rate set forth in the Loan Documents from the date of payment, shall be immediately due and payable by the Mortgagor to the Mortgagee, and until paid shall be added to and become a part of the obligations secured hereby, and the same may be collected as part of said obligations in any suit herein or upon the Loan Documents or any other instrument included in the collateral or upon a foreclosure of this Mortgage; and the Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of the

Mortgagor or any occupant of the Mortgaged Property to seek reimbursement from any third parties, including, without limitation, a predecessor in interest to the Mortgagor’s title or a predecessor to the occupant’s use of the Mortgaged Property, who may be a “responsible party” under the Hazardous Waste Laws, in connection with the presence of such Hazardous Materials in, on or near the Mortgaged Property.

PROVIDED, NEVERTHELESS, that if the Mortgagor shall pay to the Mortgagee the principal amount of the indebtedness secured hereby, together with interest, in the manner and at the time or times specified in the Loan Documents, and shall pay, perform and observe all of the other covenants, agreements and conditions set forth herein and in the Loan Documents on the part of the Mortgagor to be paid, performed or observed, then this Mortgage shall, subject to Section 16(d) hereof, become and be absolutely void to all intents and purposes whatsoever.

BUT IF DEFAULT shall be made in the payment of the indebtedness secured hereby or any part thereof, or of the interest thereon, at the times and in the manner aforesaid, or of the taxes or assessments aforesaid as the same first become payable, or of any or either of them or of any part thereof, or if breach shall be made in any of the covenants contained in this Mortgage or the Loan Documents, or upon the occurrence of any event of default as defined in any of the Loan Documents, or if any “notice of responsibility” or “notice of violation” or any similar notice is issued by any governmental authority against the Mortgagor or the Mortgaged Property under any Hazardous Waste Law and remains unsatisfied for a period of sixty (60) days after the issuance thereof, or such lesser period of time as may be specified in said notice or in any Hazardous Waste Law (provided, however, if such violation is not curable within such sixty (60) day, or lesser, period and Mortgagor diligently commences to cure such violation within such period, then Mortgagor shall be granted such additional time as is reasonably necessary to cure such violation, as long as such governmental authority also consents to such additional cure period), or if any lien or claim is filed against the Mortgaged Property under any Hazardous Waste Law (each of the foregoing herein an “event of default”), then the Mortgagee shall have the following remedies:

A. To the extent permitted by law, the Mortgagee, at its option, without notice, without any liability to the Mortgagor, and without regard to the adequacy of the security for the indebtedness secured hereby, may:

(1) exercise the STATUTORY POWER OF SALE pursuant to §34-11-22 of the Rhode Island General Laws, as amended, the teens and provisions of which are hereby incorporated herein by reference; or

(2) enter upon the Mortgaged Property and take possession of the Mortgaged Property; or

(3) demand and receive payment of all rents, benefits and profits of the Mortgaged Property, including those past due and unpaid (whether or not the Mortgagee has taken possession of the Mortgaged Property); or

(4) foreclose upon the Mortgaged Property and, as a matter of right, have a receiver immediately appointed for the Mortgaged Property and the earnings, revenues, rents, issues, profits and other income thereof and therefrom, with all such powers as the court making such appointment shall confer; or

(5) take any other action permitted under the Loan Documents or by applicable law.

B. If the Mortgagee enters upon and takes possession of the Mortgaged Property as provided in paragraph 2 immediately above, the Mortgagee or its assigns may operate and manage the Mortgaged Property and perform any acts which the Mortgagee reasonably deems necessary or desirable to protect and preserve the rentability or conserve the value of the Mortgaged Property, provided that the Mortgagee shall act in a commercially reasonable manner in performing any such acts. The Mortgagee shall have no liability for any action or inaction while in possession of the Mortgaged Property so long as such action or inaction is taken or refrained from being taken in good faith and in the absence of gross negligence.

C. Acceptance by the Mortgagee of any payment in an amount less than the amount then due on the indebtedness secured hereby shall be deemed an acceptance on account only and the failure to pay the entire amount then due shall be and continue to be an event of default hereunder. At any time thereafter and until the entire amount then due on the indebtedness secured hereby has been paid, the Mortgagee shall be entitled to exercise all rights conferred upon it in this Mortgage upon the occurrence of an event of default.

D. No remedy herein conferred upon the Mortgagee shall be exclusive of any other remedy herein, in the Loan Documents or by law provided or permitted, but such shall be cumulative and in addition to every other remedy given herein or now or hereafter existing at law or in equity.

E. The exercise of any option in this Mortgage by the Mortgagee shall not be deemed a waiver of its rights to exercise any other option; and the filing of a suit for collection of the indebtedness secured hereby shall not preclude sale pursuant to the power of sale contained in this Mortgage after a dismissal of the suit.

F. The Mortgagor agrees, to the extent that it may lawfully so agree, that if an event of default shall occur hereunder or under the Loan Documents, neither the Mortgagor nor anyone claiming through or under the Mortgagor shall or will set up, seek or claim to take advantage of any extension, redemption, moratorium or marshalling laws now or hereafter in force in the locality where the Mortgaged Property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or the final or absolute putting into possession thereof, immediately after such sale, of the purchaser thereof, and the Mortgagor hereby waives, to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

It is the intent of the parties hereto that this Mortgage shall also constitute a Security Agreement within the meaning of the Uniform Commercial Code as in effect in the State of Rhode Island (the “Uniform Commercial Code”) with respect to all Personal Property and Fixtures above referred to and all replacements thereof, substitutions therefor or additions thereto (said property being sometimes hereinafter referred to as the “Collateral”), and that a security interest shall attach thereto for the benefit of the Mortgagee to secure the indebtedness evidenced by the Note and secured by this Mortgage, and all other sums and charges which may become due hereunder or thereunder. The Mortgagor hereby authorizes the Mortgagee to file financing and continuation statements with respect to the Collateral without the signature of Mortgagor whenever lawful. Upon the occurrence of an Event of Default and to the extent permitted by law, the Mortgagee shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which event the default provisions of the Uniform Commercial Code shall not apply. The parties agree that in the event the Mortgagee elects to proceed with respect to the Collateral separately from the real property, ten (10) days’ notice of the sale of the Collateral shall be sufficient notice. The Mortgagor agrees that, without the written consent of the Mortgagee, the Mortgagor will not remove or permit to be removed from the Premises or the Improvements thereon any of the Collateral unless the same is immediately replaced with unencumbered fixtures or articles of personal property, as the case may be, of a quality and value equal or superior to those which they replace. All such replacements, renewals and additions shall become and be immediately subject to the security interest of this Mortgage and this agreement and be covered thereby. The Mortgagor shall, from time to time, on request of the Mortgagee, deliver to the Mortgagee an inventory of the Collateral in detail, including an itemization of all items leased to the Mortgagor or subject to a conditional bill of sale, security agreement or other title retention agreement.

In case any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

The rights and obligations hereunder shall be governed by the laws of the State of Rhode Island. In the event that any provision or clause of this Mortgage or the Note secured hereby conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or said Note which can be given effect without the conflicting provision, and to this end the provisions of this Mortgage and said Note are declared to be severable.

All notices, requests, demands, consents or other communications given hereunder or in connection herewith (including any notice to the Mortgagee pursuant to Sections 34-25-10(b) and 34-25-11 of the Rhode Island General Laws, as amended) (collectively the “Notice”) shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive such Notice at its address set forth above. Either party may, by Notice given as aforesaid, change its address for all subsequent Notice. Any Notice by or in behalf of the Mortgagee herein named shall be deemed sufficient if signed by any one of its directors, officers or counsel and if otherwise given or made in compliance with this paragraph.

IN WITNESS WHEREOF, this Mortgage has been executed this 21st day of December, 2006.

WITNESS	Faith Realty, LLC

/s/ Steven Rosenbaum	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title	Member

STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE

In Providence in said county on the 21st day of December, 2006, before me personally appeared Jason Macari, to me known and known by me to be the Member of Faith Realty, LLC and the party executing the foregoing instrument and he/she acknowledged said instrument by him/her executed to be his/her free act and deed and the free act and deed of said Faith Realty, LLC.

/s/ Steven Rosenbaum
Notary Public STEVEN ROSENBAUM
My Commission Expires: 7/22/09